Exhibit 32.6

      In connection with the Annual Report on Form 10-K for the year ended November 30, 2005 as filed by Carnival plc with the Securities and Exchange Commission on the date hereof (the "Report"), I certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival plc.

Date: February 9, 2006

                                   By:/s/ Gerald R. Cahill
                                      --------------------
                                   Gerald R. Cahill
                                   Executive Vice President
                                   and Chief Financial and
                                   Accounting Officer